Exhibit 99.2

PRO FORMA FINANCIAL INFORMATION

The pro forma condensed consolidated financial statements giving effect to the purchase of the current on-going business of 012 as though the purchase was consummated on December 31, 2009 and on June 30, 2010, are included below.

AMPAL AMERICAN ISRAEL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of our acquisition of the on-going business of 012 Smile.Communications Ltd. ("012 Smile") on our consolidated financial statements. Ampal American Israel Corporation ("Ampal") acquired substantially all the assets and liabilities of 012 Smile on January 31, 2010 (the "Transaction"). The following unaudited pro forma condensed combined financial statements are based upon the historical condensed consolidated financial statements and notes thereto of Ampal and 012 Smile which are included herein.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2010 and for the fiscal year ended December 31, 2009 gives pro forma effect to the Transaction as if it had been completed on January 1, 2009.

The pro forma adjustments are based upon available information and certain assumptions that Ampal believes are reasonable under the circumstances. A final determination of fair values relating to the Transaction may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible and intangible assets of 012 Smile that existed as of the date of the completion of the Transaction. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data. These changes could be material.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by Ampal and 012 Smile with the United States Securities and Exchange Commission.

Ampal-American Israel Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months ended June 30, 2010
(In thousands, except per share data)

	Ampal (*)	012 Smile (**)	Pro-Forma Adjustment	Note	Total
REVENUES:
Chemical income	$227,216	$-			$227,216
Communication income	130,155	26,195			156,350
Realized gains on investments	814	-			814
Realized and unrealized gains on marketable securities	86	-			86
Interest income	528	-		1	528
Leisure-time income	1,470				1,470
Translation gain	10,612				10,612
Gain from redemption of debt, gain from change in ownership interest in a subsidiary and other income	961	-			961
Total revenues	371,842	26,195	-		398,037

EXPENSES:
Chemical expense - cost of goods sold	211,020	-			211,020
Communication expense - cost of goods sold	92,569	17,922	1,089	2	111,580
Gain from sale of fixed assets	2	-			2
Interest expense	25,030	63	1,855	3	26,948
Equity in earnings of affiliates	198	-			198
Marketing and sales expense	26,053	3,675			29,728
General, administrative and other	25,770	1,314			27,084
Total expenses	380,642	22,974	2,945		406,560
Income (loss) before income taxes	(8,800)	3,221	(2,945)		(8,523)
Provision for income taxes	(1,471)	1,382	(766)		(855)
Net income (loss)	(7,329)	1,839	(2,179)		(7,668)
Less: Net loss attributable to noncontrolling interests	2,687	(14)			2,673

Net loss from continuing operations	(10,016)	1,853	(2,179)		(10,341)

Basic and diluted EPS:
Earnings (loss) per share	$(0.18)				$(0.18)

Shares used in EPS calculation (in thousands)	56,134				56,134

    (*) Include five months of 012 Smile's operations (February 1, 2010 until June 30, 2010).
    (**) Statement of Operations for January 2010.

Ampal-American Israel Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2009
(in thousands, except per share data)

	Ampal	012 Smile	Pro-Forma Adjustment	Note	Total
Revenues
Chemical income	$393,896	$-	-		$393,896
Communication income		299,743	-		299,743
Realized gains on investments	870	-	-		870
Realized & unrealized gain on marketable securities	250	-	-		250
Real estate income	237	-	-		237
Leisure time income	2,700	-	-		2,700
Loss on sale of fixed assets	(156)				(156)
Interest income	3,553	21,174	(21,174)	1	3,553
Gain from redemption of debt, gain from change in ownership interest in a subsidiary and other income	4,135	-	-		4,135
Total revenues	405,485	320,917	(21,174)		705,228

Expenses
Chemical expense - cost of goods sold	362,558	-	-		362,558
Communication expense - cost of goods sold		254,608	5,960	2	260,568
Interest expenses	32,869	12,858	10,166	3	55,893
Equity in losses of affiliates	1,214	-	-		1,214
Loss from impairment of investments & real estate	447	-	-		447
Marketing expenses	6,917	-	-		6,917
Translation gain	(5,399)	-	-		(5,399)
Real estate expenses	769	-	-		769
General, administrative and other	38,375	-	-		38,375
Total expenses	437,750	267,466	16,126		721,342

Income (loss) before income taxes	(32,265)	53,451	(37,300)		(16,114)

Provision for income taxes	(11,038)	15,096	(9,698)		(5,640)

Income (loss) after income taxes	(21,227)	38,355	(27,602)		(10,474)
Noncontroling interest, net	(425)	-	-		(425)
Net loss from operation	(20,802)	38,355	(27,602)		(10,049)

Basic and diluted EPS:
Loss from operations	$(0.37)				$(0.18)

Shares used in calculation	56,151				56,151

NOTE 1

Ampal, through its subsidiaries, acquired substantially all the assets and liabilities of 012 Smile, including all of its customer and supplier agreements, management, employees, infrastructure, equipment and other assets, but excluding (i) certain retained cash and other customary excluded assets, (ii) the rights and obligations of 012 Smile related to the acquisition of Bezeq – The Israeli Telecommunications Corporation Ltd. and (iii) certain indebtedness and other liabilities.

The consideration of approximately $322 million paid to 012 Smile shareholders was financed by $48.3 million cash, a $59.1 million loan payable to financial institutions and a $214.8 million loan payable to banks.

NOTE 2

Reflects amortization of the fair value of intangible assets acquired, the calculation of pro forma amortization expense is as follows (in thousands):

	January 2010	Year Ended December 31, 2009	Estimated Useful Life
Intangible assets	1,475	17,703	7
Brand name	134	1,602	13

NOTE 3

Represents the estimated adjustment to record interest expense, at 4.8% in average, of approximately $23.0 million in fiscal 2009 and $1.2 million in January 2010, based on the long-term debt of $273.9 million expected to be assumed to finance the transaction.

NOTE 4

The financial statements of 012 Smile were condensed and reclassified in order for them to conform with Ampal’s financial statements presentation.

The reconciliation between 012 Smile's statements of operations for the twelve months ended December 31, 2009 as filed with the United States Securities and Exchange Commission and the Tel Aviv Stock Exchange and the pro forma condensed financial statement presented at this report is as follows:

 B Communications Ltd. (f/k/a 012 Smile.Communications Ltd.)
Audited Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2009
(in thousands)

	U.S GAAP Reclassified	U.S GAAP Total(1)
	NIS	$
Revenues
Communication income	1,174,094	299,743
Interest income	82,937	21,174
	1,257,031	320,917
Expenses
Communication expense	997,298	254,608
Interest expenses	50,367	12,858
Total	1,047,665	267,466
Income before income taxes	209,366	53,451
Provision for income taxes	59,131	15,096

Net income	150,235	38,355

1.
The 012 Smile amounts included in the condensed combined pro forma statement of operations were translated into U.S. dollars using an exchange rate of 3.917 New Israeli Shekels per dollar, which is the average of the representative exchange rates published by the Bank of Israel for the year ended December 31, 2009. The 012 Smile historical statements of operations as presented in the 2009 annual report of B Communications Ltd. (f/k/a Smile.Communications Ltd.) have been presented in U.S. dollars and convenience translated at the representative rate exchange of 3.775 New Israeli Shekels per dollar.